UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2019

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Offer Letter with Paul Pickle

On March 23, 2019 the Company entered into an offer letter agreement with Paul H. Pickle (the “Offer Letter”) setting forth the terms of his employment as the Company’s President and Chief Executive Officer, commencing April 22, 2019 (the “Start Date”).

Mr. Pickle, 48, served as President and Chief Operating Officer of Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018. Mr. Pickle also served in various other positions with Microsemi since 2000, as Executive Vice President, Integrated Circuits Group from 2012 to 2013; Senior Vice President and General Manager, Analog and SoC Products, from 2011 to 2012; Vice President and General Manager, Analog Mixed Signal Products Group, from 2009 to 2011; Vice President, Worldwide Applications Engineering, from 2004 to 2009; and Product Marketing Manager, Integrated Products Group, from 2000 to 2004.

Salary and Bonus. The Offer Letter provides for an annual base salary of $400,000. Beginning with the fiscal year ending June 30, 2020, Mr. Pickle will be eligible to participate in the Company’s annual cash bonus program with an annual target bonus equal to 85% of his base salary. In accordance with the Offer Letter, Mr. Pickle will receive a guaranteed cash bonus of at least $120,000 under the annual cash bonus program first half of fiscal 2020. Mr. Pickle will be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

Term and Termination. The Offer Letter has no specific term and is subject to termination by either the Company or Mr. Pickle at any time with or without cause.

Severance Payments. Under the Offer Letter, Mr. Pickle is eligible for severance payments if his employment is terminated involuntarily by the Company without Cause or by Mr. Pickle for Good Reason by the employee, in each case as defined in the Offer Letter. Severance payments for Mr. Pickle consist of 12 months of base salary plus payment of an amount equal to 50% of his target bonus. If the termination occurs in connection with a Change in Control (as defined in the Offer Letter) Mr. Pickle is entitled to “double trigger” severance payments as follows: (1) if the consideration paid to the Company’s stockholders is less than $5.00 per share, Mr. Pickle will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus; and (2) if the consideration paid to the Company’s stockholders is $5.00 or more per share, Mr. Pickle will receive 24 months of base salary plus payment of an amount equal to 200% of his target bonus.

Benefit Continuation. In the event of termination of employment without Cause or for Good Reason, Mr. Pickle’s basic employee benefits such as health insurance would be continued for up to 12 months (or up to 24 months following a Change in Control with the consideration paid to the Company’s stockholders is $5.00 or more per share).

Accelerated vesting of equity awards. If Mr. Pickle’s employment is terminated without Cause or for Good Reason within the first two years following the Start Date, any unvested equity awards at the time of termination of employment that would have vested during the 12 months following termination will become vested. In addition, if Mr. Pickle’s employment is terminated without Cause or for Good Reason in connection with a Change in Control, all unvested equity awards at the time of termination will become fully vested.

Miscellaneous. The Company has agreed to indemnify Mr. Pickle in accordance with the Company’s standard form of indemnification agreement for executive officers. The Offer Letter does not provide Mr. Pickle with any excise tax or other tax gross-ups.

Restricted Stock Unit Award. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new President and Chief Executive Officer, Mr. Pickle will receive a one-time award (the “Inducement Award”) of 250,000 restricted stock units (“RSUs”). The shares subject to the Inducement Award shall vest according to the following schedule 62,500 of the RSUs shall vest on June 1, 2020, and the remaining RSUs shall vest ratably each quarter thereafter for a period of 3 years. The RSUs will be issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

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Stock Options. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new President and Chief Executive Officer, Mr. Pickle will receive an inducement stock option to purchase 500,000 shares of the Company’s common stock that shall vest according to the following schedule: 250,000 of the options shall vest one year from date of grant (i.e., the Start Date), the next 100,000 options will vest 1/24th per month over the following 24 months, and the remaining 150,000 options shall vest 1/12th each month thereafter for a period of 12 months. The exercise price for the inducement stock options will be the fair market value of the Company’ stock on the Start Date. The stock option will be issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

Performance Stock Unit Award. Pursuant to the Offer Letter, Mr. Pickle will be awarded 500,000 performance share units (the “Performance Shares”) under the Company’s 2010 Amended and Restated Stock Incentive Plan, which will be granted no later than September 2019, subject to approval of the performance criteria by the Compensation Committee of the Company’s Board of Directors. The performance criteria will be based on the Company’s financial operating plan to be developed by management. The performance award period will cover fiscal years 2020 through 2022, and the award will vest on September 1st of each year beginning in 2020 based on the Company’s performance compared to the pre-established performance criteria.

Indemnification Agreement. The Company and Mr. Pickle will enter into the Company’s standard form of indemnification agreement.  The agreement requires the Company, among other things, to indemnify Mr. Pickle against liabilities that may arise by reason of his service to the Company.

There are no arrangements or understandings between Mr. Pickle and any other person pursuant to which Mr. Pickle was appointed as President and Chief Executive Officer. There are also no family relationships between Mr. Pickle and any director or executive officer of the Company, and Mr. Pickle has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Board Appointment

On March 25, 2019, the board of directors of the Company approved the appointment of Mr. Pickle as a director, effective as of the Start Date, to fill the vacancy created by resignation of Jeffrey Benck.

Item 8.01	Other Events.

On March 25, 2019, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Offer Letter dated March 23, 2019 between Lantronix, Inc. and Paul H. Pickle
99.2	Press Release dated March 25, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2019	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Interim Chief Executive Officer & Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter dated March 23, 2019 between Lantronix, Inc. and Paul H. Pickle
99.2	Press Release dated March 25, 2019.

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